As filed with the Securities and Exchange Commission on   October 3, 1996


                                                      Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        SIERRA SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
        California                                    94-2925073

  (State of Incorporation)                  (I.R.S. Employer Identification No.)
--------------------------------------------------------------------------------
                            2075 North Capitol Avenue
                           San Jose, California 95132
                    (Address of principal executive offices)

                           PMC-SIERRA, INC. (Portland)
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 James V. Diller
         Chairman of the Board of Directors and Chief Executive Officer
                        Sierra Semiconductor Corporation
                            2075 North Capitol Avenue
                           San Jose, California 95132
                                 (408) 263-9300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                  Neil J. Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                      CALCULATION OF REGISTRATION FEE

       Title of            Amount        Proposed      Proposed        Amount
      Securities           to be         Maximum       Maximum           of
        to be            Registered      Offering     Aggregate     Registration
      Registered                        Price Per      Offering         Fee
                                         Share(1)      Price(1)
--------------------------------------------------------------------------------

    Common Stock....    450,000 shs      $12.25       $5,512,500     $1,900.86
--------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on October 1, 1996, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

      The following documents and information are incorporated by reference as filed with the Securities and Exchange Commission:

      (a)         The Company's 1995 Annual Report to Shareholders.

      (b) The Company's Form 10-K Annual Report for the fiscal year ended December 31, 1995, as amended.

      (c)         The description of the Company's Common Stock set forth in the
                  Company's   Registration   Statement   on  Form  S-1   (Number
                  33-39406).

      (d) The Company's Form 10-Q Quarterly Reports for the quarters ended March 31, 1996 and June 30, 1996.

      (e)         The Company's Form 8-K filed August 30, 1996.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.           Description of Securities.

      Not applicable.


Item 5.           Interests of Named Experts and Counsel.

      Not applicable.

Item 6.           Indemnification of Directors and Officers.

      Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Articles of Incorporation and Article VI of the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.


Item 7.           Exemption from Registration Claimed.

      Not applicable.

Item 8.           Exhibits.

      The exhibits to this registration statement are listed in the Exhibit Index located after the signature pages.


Item 9.      Undertakings.

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 30th day of September, 1996.
                        SIERRA SEMICONDUCTOR CORPORATION

                                               By:JAMES V. DILLER
                                               ---------------------------------
                                               James V. Diller, Chairman of the
                                               Board of Directors and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, James
V. Diller and Glenn C. Jones his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                           Title                             Date

JAMES V. DILLER       Chairman of the Board of Directors      September 30, 1996
------------------    and Chief Executive Officer (principal
(James V. Diller)     executive officer)


 GLENN C. JONES       Senior Vice President of Finance and    September 30, 1996
------------------    Chief Financial Officer (principal
(Glenn C. Jones       financial and accounting officer)


ALEXANDRE BALKANSKI   Director                                September 30, 1996
------------------
(Alexandre Balkanski)


MICHAEL L. DIONNE     Director                                September 30, 1996
------------------
(Michael L. Dionne)


 FRANK J. MARSHALL    Director                                September 30, 1996
------------------
(Frank J. Marshall)


                      Director
------------------
(Richard J. Koeltl )

                             EXHIBIT INDEX



                                                                  Sequentially
Exhibit                                                             Numbered
Number             Exhibit                                          Page


  5.1              Opinion of Wilson Sonsini Goodrich &
                   Rosati, Professional Corporation........................

 23.1              Consent of Ernst & Young LLP, Independent Auditors......

 24.2              Consent of Counsel (Contained in Exhibit 5.1
                   above)..................................................

 25.1              Power of Attorney (see page II-3).......................

                                                                    Exhibit 5.1




                                                              September 30, 1996



Sierra Semiconductor Corporation
2075 North Capitol Avenue
San Jose, California 95132

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 2, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 450,000 shares of your Common Stock (the "Shares"), to be issued pursuant to the PMC-Sierra, Inc. (Portland) 1996 Stock Option Plan (the "PMC Portland Plan"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the PMC Portland Plan.

     It is our opinion that, when shares of Sierra Semiconductor Corporation ("Sierra") are issued and sold pursuant to options granted in the manner described in the PMC Portland Plan and pursuant to the agreements which accompany each grant under the PMC Portland Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /S/ WILSON, SONSINI, GOODRICH & ROSATI

                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PMC-Sierra, Inc. (Portland) 1996 Stock Option Plan of our report dated January 17, 199, with respect to the consolidated financial statements and schedule of Sierra Semiconductor Corporation included in its Annual Report(Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP



                                                  /S/ ERNST & YOUNG LLP


San Jose, California
September 30, 1996